EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 15, 2004, in amendment no. 1 to the registration statement (Form S-1 No. 33-114299) and related prospectus of Chindex International, Inc. dated July 1, 2004.

McLean, Virginia
July 1, 2004


                                        /s/ Ernst & Young LLP